UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

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Dr Pepper Snapple Group, Inc.
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Fixed Income Investor Presentation May 2018

Forward Looking Statements Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar words, phrases or expressions and variations or negatives of these words, although not all forward-looking statements contain these identifying words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the estimated or anticipated future results of the combined company following the proposed merger, the anticipated benefits of the proposed merger, including estimated synergies, the expected timing of completion of the proposed merger and related transactions and other statements that are not historical facts. These statements are based on the current expectations of Maple Parent Holdings Corp. and Dr Pepper Snapple Group, Inc. management and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties regarding the combined company’s business and the proposed merger and actual results may differ materially. These risks and uncertainties include, but are not limited to: (i) the ability of the parties to successfully complete the proposed merger on anticipated terms and timing, including obtaining required shareholder and regulatory approvals and the satisfaction of other conditions to the completion of the proposed merger, (ii) access to significant debt financing for the proposed merger on a timely basis and reasonable terms and the impact such significant additional debt may have on our ability to operate the combined business following the proposed merger, (iii) risks relating to the integration of the Maple Parent Holdings Corp. and Dr Pepper Snapple Group, Inc. operations, products and employees into the combined company and the possibility that the anticipated synergies and other benefits of the proposed merger will not be realized or will not be realized within the expected timeframe and (iv) risks relating to the businesses of Maple Parent Holdings Corp. and Dr Pepper Snapple Group, Inc. and the industries in which they operate and the combined company will operate following the proposed merger. These risks and uncertainties, as well as other risks and uncertainties, are more fully discussed in a proxy statement that has been filed by Dr Pepper Snapple Group, Inc. with the Securities and Exchange Commission in connection with the proposed merger. While the list of factors presented here is, and the list of factors presented in the proxy statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statement made herein speaks only as of the date of this document. Neither Maple Parent Holdings Corp. nor Dr Pepper Snapple Group, Inc. is under any obligation to, and each expressly disclaims any obligation to, update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable laws or regulations. In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), Maple Parent Holdings Corp. and Dr Pepper Snapple Group, Inc. also disclose in this presentation certain non-GAAP financial information, including Adjusted EBITDA. These financial measures are not recognized measures under GAAP and are not intended to be, and should not be considered, in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies, including companies in the beverage industry, may calculate similarly titled non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes. Please see the reconciliation to GAAP financials at the end of this presentation for further detail on Adjusted EBITDA. In addition, this presentation contains various market data as well as third party reports. While Maple Parent Holdings Corp. and Dr Pepper Snapple Group, Inc. management believe such information and data are reliable, there are inherent challenges and limitations involved in compiling data across various geographies and from various sources. The information in this presentation is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The financial measures and statements in this presentation are not reflective of any potential adjustments, positive or negative, resulting from Purchase Price Accounting allocation. Important Additional Information This communication is being made in respect of the proposed transaction involving Maple Parent Holdings Corp. and Dr Pepper Snapple Group, Inc. The proposed transaction will be submitted to the stockholders of Dr Pepper Snapple Group, Inc. for their consideration. In connection therewith, Dr Pepper Snapple Group, Inc. intends to file relevant materials with the SEC, including a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Dr Pepper Snapple Group, Inc. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Dr Pepper Snapple Group, Inc. once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Dr Pepper Snapple Group, Inc. will be available free of charge on Dr Pepper Snapple Group, Inc.’s website at https://www.drpeppersnapplegroup.com/ under the heading “SEC Filings and Proxy Statements” within the “Investors” portion of Dr Pepper Snapple Group, Inc.’s website. Stockholders of Dr Pepper Snapple Group, Inc. may also obtain a free copy of the definitive proxy statement by contacting Dr Pepper Snapple Group, Inc.’s Investor Relations Department at (972) 673-7000. Maple Parent Holdings Corp., Bob Gamgort (Director and Chief Executive Officer of Maple Parent Holdings Corp.), Ozan Dokmecioglu (Chief Financial Officer of Maple Parent Holdings Corp.), Bart Becht (a Director of Maple Parent Holdings Corp.) may be deemed to be “participants” under SEC rules in any solicitation of Dr Pepper Snapple Group, Inc. stockholders in respect of a Maple Parent Holdings Corp. proposal for a transaction with Dr Pepper Snapple Group, Inc.. Neither Maple Parent Holdings Corp. nor any of the individuals listed above has a direct or indirect interest, by security holdings or otherwise, in Dr Pepper Snapple Group, Inc. or the matters to be acted upon in connection with a potential transaction involving Maple Parent Holdings Corp. and Dr Pepper Snapple Group, Inc. except as it will be set forth in the definitive proxy statement regarding the proposed transaction. 1

Agenda Transaction Summary Strategic Rationale JAB Holdings Overview Keurig Green Mountain Update Overview of Dr Pepper Snapple Financial Overview • • • • • • 2

Transaction Summary TRANSACTION OVERVIEW • Keurig Green Mountain (“Keurig”, “KGM”, or “the Company”) and Dr Pepper Snapple Group, Inc. (“Dr Pepper Snapple” or “DPS”) an nounced on January 29, 2018 that the companies have entered into a definitive merger agreement to create Keurig Dr Pepper Inc. (“KDP”) – – At closing, DPS shareholders to receive $103.75 per share special dividend in cash and will continue to own shares in the existing but newly named company KGM is a private company and a manufacturer of single serve coffee brewing systems and beverages, including specialty coffee, tea and other beverages, in single serve packs for use with its brewers. JAB Holdings “(JAB”) and affiliates are the controlling shareholders of KGM, following the acquisition of KGM in March 2016 • At the close of the transaction, the combined business will remain a public company – Upon closing, Dr Pepper Snapple’s current shareholders will own 13% of Keurig Dr Pepper and Keurig Green Mountain’s current shareholders will be issued new Keurig Dr Pepper shares and as a result, will own 87% of Keurig Dr Pepper Keurig Dr Pepper will be operated as an independent business from other JAB controlled companies – FINANCING TIMETABLE/APPROVALS • • Permanent financing plan includes: Dr Pepper Snapple shareholder approval and satisfaction of customary closing conditions, including receipt of regulatory approvals Transaction expected to close in July 2018 Fiscal year-end of Keurig Dr Pepper to be aligned with calendar year following closing – – – – $2.7B unsecured term loan $2.4B revolving credit facility (which will be utilized) $8.0B of unsecured notes $9.0B of new equity • • • Expect to achieve and committed to investment grade rating – Expected ratings of Baa2 (negative outlook) / BBB (stable outlook) from Moody’s and S&P respectively 3

Transaction Structure

SOURCES AND USES

Sources	Amount ($M)
Revolver (Drawn Portion)	$1,720
Term Loan	$2,700
New Notes Issued	$8,000
Existing DPS Debt Rolled	$4,225
Total Debt, excl. Capital Leases	**$16,645**
Capital Leases (KGM & DPS)	$275
New Equity	$9,000
Total sources	**$25,920**

Uses	Amount ($M)
Existing Combined Net Debt, excl. Capital Leases	$6,585
Cash Payment to DPS Shareholders	$18,861
Capital Leases (KGM & DPS)	$275
Total Financing & Transaction Fees	$149
Cash	$50
Total uses	**$25,920**

PRO FORMA CAPITALIZATION

($M)	Amount
Funded New Debt	$12,420
Existing DPS Debt Rolled	$4,225
Total Senior Debt	**$16,645**
Capital Leases	$275
Total Debt + Capital Leases	**$16,920**
Cash	$50
Net Debt	**$16,870**
New Equity Commitment	$9,000

PRO FORMA ORGANIZATIONAL STRUCTURE


Dr Pepper Snapple Group, Inc. to be renamed Keurig Dr Pepper
Dr Pepper Snapple Group, Inc. Subsidiaries
Maple Parent Holdings Corp.
Keurig Green Mountain, Inc.

Note: Reflects management's assumptions of Keurig Dr. Pepper capitalization at transaction close

4

Agenda Transaction Summary Strategic Rationale JAB Holdings Overview Keurig Green Mountain Update Overview of Dr Pepper Snapple Financial Overview • • • • • • 5

Key 1 Credit Highlights EXPOSURE TO VERY LARGE, STABLE AND HISTORICALLY PROFITABLE INDUSTRY WITH GREAT BRANDS • • $160 billion market, with historically high margins and multiple growth opportunities Highly cash generative portfolio of brands, with strong exposure to expected higher-growth categories – first platform with significant scale across cold and hot beverage occasions MULTI-CHANNEL NATIONAL DISTRIBUTION REACH 2 • $11 billion business across multiple distribution channels and consumer occasions, including the number one single serve beverage offering and many category #1 or #2 brands Wide point of sale reach including direct store delivery system • COMPELLING FINANCIAL PROFILE & COMMITMENT TO INVESTMENT GRADE RATINGS 3 • • • • Stable financial profile with strong EBITDA margins Commitment to Investment Grade ratings Significant cash flow supports rapid deleveraging: expected return to less than 3.0x in 2-3 years Share repurchases on pause until deleverage achieved OPPORTUNITIES FOR COST AND CASH 4 • $600 million of identified cost synergies from efficiencies of scale within logistics and procurement, incorporating leading practices for each organization and eliminating redundancies, primarily focused on back-office support systems Estimated working capital improvements of $1.3 billion 1 • WORLD CLASS MANAGEMENT TEAM AND UNIQUE SHAREHOLDER PROFILE 5 • • Proven management team and board that are committed to deleveraging JAB brings extensive experience from investments in various consumer companies – with demonstrated deleveraging results 6 1 Reflects management’s assumptions

Combining Two Industry Leaders with Iconic Brand Portfolios • • Leading player in flavored beverages in North America across all major categories Over 50 owned, licensed and allied brands with 9 of the 10 leading brands holding No. 1 or No. 2 position Powerful distribution system enables point-of-sale reach with company-owned DSD, partnerships and warehouse delivery FY 2017 Revenue: $6.7 billion FY 2017 Adjusted EBITDA: $1.6 billion1 Leader in single-serve coffee in North America with installed brewers in more than 25 million North American homes and offices 75 owned, licensed and partner brands are available in the system Strong distribution capabilities in traditional retail channels combined with unique strength in ecommerce and office/hospitality FY 2017 Revenue: $4.3 billion FY 2017 Adjusted EBITDA $1.2 billion2 • • • • • • • • 1 Note: Adjusted EBITDA metrics are non-GAAP financial measures. See Appendix for GAAP reconciliation 2 Note: Adjusted EBITDA metrics are non-GAAP financial measures. See Appendix for GAAP reconciliation; reflects adjusted 52 week September ending fiscal year 7

Our Vision is Based on Hiding in Plain Sight a Simple but Powerful Insight… OUR VISION: A beverage for every need, available everywhere people shop and consume 8 “Retail” Outlets Behaviors Shopper Formats/Brands Needs/Occasions Consumer

Combined Capabilities Creates a Selling and Distribution Powerhouse

SEVEN DISTINCT ROUTE-TO-MARKET MODELS OFFERS NEAR-UNIVERSAL COVERAGE

DR PEPPER SNAPPLE Strengths	1 COLA System	2 Fountain & Foodservice	3 Company-Owned DSD	4 Independent Distributor Partners	5 Warehouse Direct	6	7
KEURIG GREEN MOUNTAIN Strengths					AT HOME	E-COMM	AWAY FROM HOME

Keurig Dr Pepper Strengths

CONTINUITY

COLA AND FOUNTAIN

Maintains existing Dr Pepper brand strength

GROWTH

DSD

Provides access to impulse outlets and hands-on merchandising for trial, brand building and innovation across both portfolios

EFFICIENCY

WAREHOUSE DIRECT AND AT HOME

Improves scale and relevance with key customers

Enables cost synergies

GROWTH

E-COMM AND AWAY FROM HOME

Enables complete away from home beverage solution

Leverages KGM E-Commerce capabilities across both brand portfolios

9 KDP

Combined Brand Portfolio Enhances into Higher Growth Segments Scale and Extends RTD Coffee CSDs Juice Water Sport / Energy RTD Tea Tea SS Coffee Category Retail $ Trends1 (1%) to 1% Non-Colas +1 to 2% (2%) to 0% Coconut +10% 3% to 6% 6% to 10% 6% to 10% +10% 0% to 2% +10% Dr Pepper Snapple Keurig Green Mountain 1McKinsey Retail Dollar Estimates for 2011 to 2016, based on Beverage Digest, Nielsen and Euromonitor; US + Canada; excludes non-packaged formats (e.g. CSD Fountain, Coffee Shop Retail locations) 10 Allied / Partner Owned / Invested DPS Brand

Experienced Management Team that has Transformed the Business Chief Executive Officer at Keurig Green Mountain since 2016 • Previously served as CEO of Pinnacle Foods from 2009-2016, where he increased the value of the company six times and completed a successful IPO of Pinnacle in 2013 Formerly served as North American President for Mars Incorporated, where he managed the company's portfolio of confectionery, main meal, pet food and retail businesses Prior to Mars, served as President of Major League Baseball Properties Began his career at Kraft Foods where he served in key marketing, sales, corporate strategy, and general management roles • BOB GAMGORT Chief Executive Officer Keurig Green Mountain • • Chief Financial Officer at Keurig Green Mountain since 2016 • Previously served as Vice President of Finance, Chief Financial Officer - North America at Kellogg; before that role, served as Vice President of Finance, Chief Financial Officer – Europe at Kellogg Before joining Kellogg in 2012, held financial leadership roles in the US, Europe, and Middle East with Kraft Foods, Cargill, and Arthur Andersen Proven management record of leadership and delivering best in class results in finance, merger and acquisitions, resource allocation, sizeable cash flow generation and strategy for Fortune 100 CPG multinational companies • OZAN DOKMECIOGLU • Chief Financial Officer Keurig Green Mountain Today’s Presenter Keurig Green Mountain and Dr Pepper Snapple will continue to operate out of their current locations. Bob Gamgort will be the CEO of Keurig Dr Pepper and Ozan Dokmecioglu will be the CFO of Keurig Dr Pepper – both will be based in Burlington, MA 11

Agenda Transaction Summary Strategic Rationale JAB Holdings Overview Keurig Green Mountain Update Overview of Dr Pepper Snapple Financial Overview • • • • • • 12

JAB Holdings Overview PRIVATELY-HELD JAB HOLDINGS IS FOCUSED ON SUPERIOR VALUE CREATION IN THE CPG AND RETAIL SECTORS • • Portfolio companies comprised of premium brands with attractive growth and strong margin dynamics JAB Investments are overseen by three senior partners—Peter Harf, Bart Becht, and Olivier Goudet, together with 8 additional partners—focused on business development, finance, legal, HR and tax JAB is rated strong investment grade: Baa1 at Moody’s and BBB+ at S&P JAB has an successful track record of driving fast deleveraging, significant cost savings and working capital efficiencies • • SELECT INVESTMENTS 13

Agenda Transaction Summary Strategic Rationale JAB Holdings Overview Keurig Green Mountain Update Overview of Dr Pepper Snapple Financial Overview • • • • • • 14

Keurig Green Mountain FROM has Transformed Under Private TO Ownership Unfocused management drifted into non-core category pursuits and international expansion Business model reliant on IP to keep partners and consumers in the closed system Disciplined business model focused on single-serve coffee in North America Consumer-friendly, open system successfully gaining partners based on quality, price, service and innovation Brewer gross margin trending toward break-even, enabling significant investment in system marketing and innovation Significant brewer losses limited investment in system marketing and machine innovation Non-optimized supply chain and organizational structure led to widespread inefficiencies Supply chain reinvention and organization restructuring are delivering significant productivity Poor cash management and ineffective capital investment strategy limited free cash flow Best-in-class cash management enables rapid deleveraging 15

Building on the Strengths of KGM’s Strategic Assets RETAIL GROWTH ENGINE POWER OF KEURIG BRAND DIVERSE CHOICES KGM is THE driver of dollar growth Over 75 leading owned, licensed and partner brands The Top 50 Brands for the coffee category $ Share Chg ’10–’17 US Coffee Retail Sales ($ Billion) $10 ---$8 +34pts $6 (7pts) $4 (27pts) $2 $0 #15 on 2017 list of America’s Most Relevant Brands (+18 places) 2010 2011 2012 2013 2014 2015 20162017 Source: 2017 Prophet brand relevance study (Ca. 13,500 customers surveyed, 275 brands, 27 industries); IRI MULO Dollar Sales 16 Whole Bean Single-Serve Instant Ground

Agenda Transaction Summary Strategic Rationale JAB Holdings Overview Keurig Green Mountain Update Overview of Dr Pepper Snapple Financial Overview • • • • • • 17

DPS’ Iconic Brands are Leaders in FLAVOR LEADERS IN US CARBONATED SOFT DRINKS their Categories LEADING NON-CARBONATED BRANDS #1 In its flavor category #2 Overall flavored CSD in US #2 Lemon-lime CSD in the US #1 Ginger ale in US & Canada #2 Premium shelf-stable RTD tea in US #1 Branded apple juice in US #1 Branded apple sauce in US Fastest growing enhanced water in US #1 Root beer in the US #2 Ginger ale in US and Canada #1 Orange CSD in US #2 Branded shelf-stable fruit drink in US Leading spicy tomato juice brand in US, Canada and Mexico #1 Grapefruit CSD in US #1 Carbonated mineral water in Mexico Source: Dr. Pepper Snapple Group company presentations and IRI 18

DPS has a Proven Growth Model through Allied Partnerships Reaching Key Consumer Needs #1 Selling Premium Imported Water +156% $ Growth CAGR ‘15 to ‘17 #1 Coconut Water Brand Across all Channels #2 Cold Brew Coffee in the Convenience Channel Only Growing Sports Drink in 2017 +$150M Sales Growth from ‘15 to ‘17 +23 pts ACV from ‘15 to ‘17 +35 pts ACV from ‘15 to ‘17 Source: IRI MULO+C, Calendar Years 2015-2017 19

Five Distinct Route-to-Market Models Enable Broad Reach of DPS’ US Portfolio 1 2 3 Concentrate National Company 4 5 Warehouse Independent (ISO) All Retail Outlets Primarily National and Regional Restaurants All Retail Outlets Direct to Large and Small Formats for Non-Franchised Brands Channels Through Which Consumers are Served • Large and Small formats Vending • • Large and Small formats Vending • Source: Dr. Pepper Snapple Group company data, 2017 U.S. Bottler Case Sales 20 Sales to COLA Systems 30% Fountain / Foodservice 20% Owned DSD 30% Distributor DSD 10% Direct 10%

Agenda Transaction Summary Strategic Rationale JAB Holdings Overview Keurig Green Mountain Update Overview of Dr Pepper Snapple Financial Overview • • • • • • 21

Financial Policy Overview • Initial combined company debt estimated at $16.6 billion including $12.4 billion of funded new debt(1) and cash and existing commercial paper program structure remains consistent 22 (1) Includes Bond, Term Loan A, Funded Revolver; (2) DPS currently has approximately $4.2bn of outstanding notes (3) pro forma gross debt / LTM EBITDA as per credit agreement definition (excluding synergies) M&A • Priority is deleveraging; acquisitions contemplated only if consistent with deleveraging plan and capital FX/Interest Rate Hedging • Hedge exposure to Canadian dollar & Mexican peso • Outstanding KGM interest rate swap agreements to mitigate risk associated with variable-rate borrowings Shareholder Distribution • No planned share repurchases • Modest quarterly dividend planned Liquidity • Maintain significant liquidity through an additional $700 million of capacity on the R/C Facility, balance sheet Capital Structure • Investment of $9.0 billion of new equity $4.2 billion of rolled existing DPS Debt(2) and initial estimated leverage of 5.5x(3) Target Leverage • Committed to Investment Grade rating • Strong cash flow prioritized to pay down debt

Credit Assumptions (1) DPS currently has approximately $4.2bn of notes (2) Reflects management’s assumptions 23 Keurig Dr Pepper Inc. KDP capital structure –Current DPS shareholders receive a $18.9 billion dividend, and 13% pro forma ownership of KDP on a fully diluted basis –$9.0 billion of new equity –Assumes current outstanding DPS notes (approximately $4,225 million) (1) and capital leases remain outstanding –Outstanding KGM debt to be paid off –Minimum cash balance of $50 million / an additional $700 million of capacity on the revolver and access to commercial paper •Assumes KDP annual dividend of $0.60 / share •Tax rate (federal + state) of 26% throughout projection period, updated for tax reform •$600 million of combinational deal synergies by 2021 •$750 million restructuring expenses against synergy improvements included through first 14 quarters post closing •Incremental M&A not included in base case •Estimated working capital improvement of $1.3 billion(2)

KGM Transformation Delivered Meaningful Performance Improvement 1 Actual results presented on a 52-week basis 2 Change from 2015 to 2017 3 At time of JAB acquisition in March 2016 4 Net debt represents gross bank debt plus capital leases less unrestricted cash Note: Operating Income metrics are non-GAAP financial measures. See Appendix for GAAP Reconciliations. 24 Calendar Year1 2015 2017 2-Yr CAGR Pod Volume (B) 10.5 11.3 3% Net Sales ($M) 4,392 4,135 (3%) Adj. Op. Income ($M) Adj. Operating Margin 821 18.7% 1,069 25.8% 14% 710 BPS2 Net Debt ($B)4 5.93 3.3 Net Debt/ Adj. EBITDA 5.5x3 2.7x

KGM Working Capital Optimization and Strong Cash Flow Generation has Enabled Rapid Deleveraging OPERATING WORKING CAPITAL % OF SALES • Inventory Reduction • Receivable Terms Improvement • Extended Payment Terms Industry-Leading Improvement ) DEC ‘17 Note: Operating Working Capital defined as Trade receivables + inventory less accounts payable DEBT LEVERAGE • Rapid Deleveraging • Multiple Rating Agency Upgrades Significant Debt Reduction Drives Optionality debt reduction MAR ’16* DEC ‘17 Note: Reflects Net Debt (gross bank debt plus capital leases less unrestricted cash )/TTM Adjusted EBITDA as defined by credit agreement *At JAB Acquisition date 25 5.5x $2.6B 2.7x 15% 3200 BPS improvement MAR ’16* (17%

KDP Committed to Investment Grade Ratings BUSINESS STRENGTHS LONG-TERM ANCHOR EHOLDERS Significant scale with North America focus Committed long-term anchor shareholders in JAB, JAB’s partners and Mondelez Proven management team that is personally invested Expanding profit margins and strong cash flow generation peers) and no planned share if consistent with deleveraging 26 SHAR CONSERVATIVE FINANCIAL Rapid deleveraging, committed to achieving <3.0x in 2-3 years Modest quarterly dividend (on a relative basis, less than the dividends of closest industry repurchases Future M&A only contemplated plan POL ICY

Appendix 27

Reconciliation of Maple GAAP Operating Income to KGM Non-GAAP Operating Income

	Fiscal 2017[3]	+	Three Months Ended December 30, 2017 (unaudited)	-	Three Months Ended December 24, 2016 (unaudited)	=	Calendar Year 2017 (unaudited)	Fiscal 2015	+	Three Months Ended December 26, 2015 (unaudited)	-	Three Months Ended December 27, 2014 (unaudited)	=	Calendar Year 2015 (unaudited)
Maple GAAP Operating Income[2]	$ 899		$ 230		$ 264		$ 865	$ 765		$ 90		$ 216		$ 639
Maple Acquisition, Integration and Productivity Expenses	$ -		$ -		$ -		$ -	$ -		$ 71		$ -		$ 71
KGM Operating Income[2]	$ 899		$ 230		$ 264		$ 865	$ 765		$ 161		$ 216		$ 710
Expenses related to SEC Inquiry and Pending Litigation	$ -		$ -		$ -		$ -	$ 1		$ -		$ 1		$ -
Expenses related to Antitrust litigation	$ 3		$ (3)		$ 1		$ (1)	$ 6		$ 0		$ 2		$ 4
Amortization of Identifiable intangibles	$ 96		$ 29		$ 24		$ 101	$ 48		$ 12		$ 10		$ 50
Restructuring Expenses	$ 45		$ 7		$ 1		$ 51	$ 15		$ 1		$ -		$ 16
Acquisition, Integration and Productivity Expenses	$ 77		$ 4		$ 14		$ 67	$ 25		$ 17		$ -		$ 42
Stock Compensation	$ 37		$ 11		$ 17		$ 31	$ -		$ -		$ -		$ -
53rd week	$ (19)		$ -		$ -		$ (19)	$ -		$ -		$ -		$ -
Proxy Adjustments[1]	(25)		$ (7)		(6)		$ (26)	$ -		$ -		$ -		$ -
KGM Non-GAAP Operating Income	$ 1,113		$ 271		$ 315		$ 1,069	$ 861		$ 190		$ 230		$ 821

[1]Certain stock compensation expense identified as an additional non-GAAP adjustment in the preliminary proxy

[2]Maple is a holding company that does not have any operations or material assets other than its indirect equity interests in KGM. Maple completed the acquisition of KGM on March 3, 2016. As a result of the acquisition, Maple is the "successor" to KGM. The financial statements presented for periods prior to March 3, 2016 represent the operations of the predecessor, KGM and periods on or after March 3, 2016, represent the operations of the successor, Maple.

[3]Maple's fiscal year ends on the last Saturday in September. Consequently, every fifth fiscal year includes 53 weeks rather than 52 weeks. Maple's fiscal year 2017 included 53 weeks, resulting in one additional operating week in the fiscal fourth quarter.

28

KDP

Reconciliation of Maple GAAP Income Before Tax to KGM Adjusted EBITDA

			Three Months Ended							Three Months Ended				
	Fiscal 2017[5]	+	December 30, 2017	-	December 24, 2016	=	Calendar Year 2017	Fiscal 2015	+	December 26, 2015	-	December 27, 2014	=	Calendar Year 2015
			(unaudited)		(unaudited)		(unaudited)			(unaudited)		(unaudited)		(unaudited)
Maple GAAP Income Before Tax[4]	**$ 567**		**$ 182**		**$ 227**		**$ 522**	**$ 751**		**$ 88**		**$ 209**		**$ 630**
Maple Interest	$ 100		$ 25		$ 25		$ 100	$ -		$ -		$ -		$ -
Maple Acquisition, Integration and Productivity Expenses	$ -		$ -		$ -		$ -	$ -		$ 71		$ -		$ 71
KGM Income Before Tax[4]	**$ 667**		**$ 207**		**$ 252**		**$ 622**	**$ 751**		**$ 159**		**$ 209**		**$ 701**
Expenses related to SEC Inquiry and Pending Litigation	$ -		$ -		$ -		**$ -**	$ 2		$ -		$ 1		**$ 1**
Expenses related to Antitrust litigation	$ 3		$ (3)		$ 1		**$ (1)**	$ 6		$ -		$ 2		**$ 4**
Amortization of Identifiable intangibles	$ 96		$ 29		$ 24		**$ 101**	$ 48		$ 12		$ 10		**$ 50**
Restructuring Expenses	$ 45		$ 7		$ 1		**$ 51**	$ 15		$ 1		$ -		**$ 16**
Acquisition, Integration and Productivity Expenses[6]	$ 77		$ 4		$ 14		**$ 67**	$ 17		$ 15		$ -		**$ 32**
Stock Compensation	$ 37		$ 11		$ 17		**$ 31**	$ -		$ -		$ -		**$ -**
Mark to Market	$ (89)		$ (21)		$ (40)		**$ (69)**	$ (5)		$ -		$ -		**$ (5)**
Loss on Extinguishment of Debt	$ 85		$ 5		$ 31		**$ 59**	$ -		$ -		$ -		**$ -**
Depreciation	$ 142		$ 33		$ 34		**$ 141**	$ 218		$ 61		$ 51		**$ 228**
Interest Expense	$ 193		$ 28		$ 65		**$ 156**	$ 2		$ 2		$ 1		**$ 3**
Debt Servicing Expenses[7]	$ 38		$ 3		$ (48)		**$ 89**	$ -		$ -		$ -		**$ -**
Gain/Loss on Joint Venture	$ 4		$ 4		$ -		**$ 8**	$ -		$ -		$ -		**$ -**
53rd week	$ (27)		$ -		$ -		**$ (27)**	$ -		$ -		$ -		**$ -**
KGM Adjusted EBITDA	**$ 1,272**		**$ 308**		**$ 351**		**$ 1,228**	**$ 1,054**		**$ 250**		**$ 274**		**$ 1,030**

[4]Maple is a holding company that does not have any operations or material assets other than its indirect equity interests in KGM. Maple completed the acquisition of KGM on March 3, 2016. As a result of the acquisition, Maple is the "successor" to KGM. The financial statements presented for periods prior to March 3, 2016 represent the operations of the predecessor, KGM and periods on or after March 3, 2016, represent the operations of the successor, Maple.

[5]Maple's fiscal year ends on the last Saturday in September. Consequently, every fifth fiscal year includes 53 weeks rather than 52 weeks. Maple's fiscal year 2017 included 53 weeks, resulting in one additional operating week in the fiscal fourth quarter.

[6]Depreciation expense related to Acquisition, Integration and Productivity expenses is included in Depreciation

[7]Debt Servicing Expenses include financial instruments used to hedge interest rate and currency impact to debt costs as well as impact of currency fluctuations on debt revaluation

29

KDP